Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY ANNOUNCES $7.5 MM CAPITAL MARKETS TRANSACTION

HOUSTON, TX (July 21, 2014) ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA) today announced that the Company has entered into a $7.5 million capital markets transaction with Crede Capital Group, LLC, a Los Angeles family office. The Company plans to use the proceeds to fund additional East Texas development and lease acquisitions.

The investment will be made in two phases. The closing of the first phase, which has occured today, is for $5 million gross proceeds in exchange for ZaZa common stock at a price of $.83 per share. The price per share was determined by the closing price on July 17, 2014 as reported on the Nasdaq Capital Market. The transaction also includes 0.6 warrants for every share of ZaZa common stock with a strike price of $1.1205 per share, a 35% premium to such price.  The second phase for $2.5 million is scheduled to close on or before October 20, 2014, and also includes 0.6 warrants for every share of ZaZa common stock. The price for such additional shares shall be determined by reference to the closing price of ZaZa common stock on the day prior to such additional issuance.

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is a publicly-traded exploration and production company with primary assets in the Eagle Ford and Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, ability to raise additional capital or refinance indebtedness, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, our former registered public accounting firm has expressed doubt about our ability to continue as a going concern; fluctuations in the prices for, and demand for, oil, natural gas and natural gas liquids; our substantial level of indebtedness; problems with our joint ventures or joint venture partners; our ability to raise necessary capital in the future; exploratory risks associated with new or emerging oil and gas formations; risks associated with drilling and operating wells; inaccuracies and limitations inherent in estimates of oil and gas reserves; our ability to replace oil and gas reserves and any other factors or risks listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission.  Any forward-looking statements made by the Company in this presentation and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

The securities being offered to the Crede Capital Group, LLC are being offered pursuant to a prospectus supplement dated July 21, 2014, to ZaZa’s base shelf prospectus, dated February 14, 2014, forming part of its registration statement on Form S-3 (333-192257) filed the United States Securities and Exchange Commission (“SEC”). The U.S. base shelf prospectus and the prospectus supplement thereto have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Alternatively, the Company will provide copies of the prospectus supplement upon request by writing the Company at ATTN: Investor Relations, 1301 McKinney Street, Suite 2800, Houston, TX 77010 or by calling 713.595.1900.

713-595-1900 (OFFICE)   •   713-595-1919 (FAX)   •   WWW.ZAZAENERGY.COM

PAGE | 2

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such states.

# # #

Source: ZaZa Energy Corporation

Paul F. Jansen, 713-595-1900

Chief Financial Officer

or

Jay Morakis, 212-266-0191
Investor Relations
jmorakis@mgroupsc.com